SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  September 17, 2009
Gilla Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-28107 (Commission File Number)	88-0399260 (IRS Employer Identification No)
112 North Curry Street, Carson City, NV. 89703
(Address of Principal Executive Offices)(Zip Code)
(416) 884-8807
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events
Item 8.01 — Other Events
On September 17, 2009, Gilla, Inc. (the “Company”) filed a lawsuit in the District Court of Nevada, Clark County, seeking a declaratory judgment and injunctive relief against Georges Fotso, Capital Venture Facilitators, LLC, Mathurin Djekam, Marie-Gisele Momo Minlo, Pauline NGO Bapa and DRR Capital Corporation (collectively, the “Defendants”). The Company is seeking a declaration by the Court affirming the Company’s cancellation of a total of 21,784,995 shares of the Company’s common stock issued to the Defendants and to temporarily and permanently enjoin the Defendants from attempting to transfer the certificates representing such shares and to require the Defendants to return such certificates for cancellation. The certificates that are the subject of this lawsuit include Certificate #31241 representing 10,000,000 shares issued to Mr. Fotso, Certificate #31240 representing 6,392,150 shares issued to Capital Venture Facilitators, LLC, Certificate #31244 representing 4,248,037 shares issued to Mr. Djekam, Certificate #31238 representing 500,000 shares issued to Ms. Minlo, Certificate #31239 representing 100,000 shares issued to Ms. Bapa and Certificate #31248 representing 544,808 shares issued to DRR Capital Corporation, represented by David Robinson. The Company’s board of directors had taken formal action to cancel these shares on June 8, 2009 based on failure of consideration and breaches of contractual and fiduciary duties on behalf of the Defendants.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.
By:	/s/ Georges Benarroch
Georges Benarroch, President

September 17, 2009.